Exhibit 23.1
KPMG LLP
Suite 3400
312 Walnut Street
Cincinnati, OH 45202

Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated March 22, 2024, with respect to the consolidated financial statements of Macy’s, Inc. and the effectiveness of internal control over financial reporting, incorporated herein by reference.
/s/ KPMG LLP

Cincinnati, Ohio
June 3, 2024

KPMG LLP, a Delaware limited liability partnership and a member firm of the KPMG global organization of independent member firms affiliated with
KPMG International Limited, a private English company limited by guarantee.